Exhibit 10.16

EPAM SYSTEMS, INC.

2012 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

1. Grant of Restricted Shares. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to «Grantee» (the “Participant”), on «Date» (the “Grant Date”), «Number of Shares underlying award » restricted Shares (the “Restricted Shares”), subject to the terms, definitions and provisions of the EPAM Systems, Inc. 2012 Non-Employee Director Compensation Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference, and the terms and conditions of this Agreement. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Vesting Schedule. Subject to Section 5, the Restricted Shares shall vest and become non-forfeitable [25% on each of the first, second, third and fourth anniversaries of the Grant Date]1[100% on the first anniversary of the Grant Date].2

3. Voting Rights. The Participant shall have voting rights with respect to the Restricted Shares.

4. Dividends. All cash and other dividends and distributions, if any, that are paid with respect to the Restricted Shares shall be paid currently to the Participant.

5. Termination of Service or a Change in Control.

(a) Upon the Participant’s termination of service from the Board at any time, a portion of the Restricted Shares shall vest as of the date of such termination, with such portion determined by multiplying [(i) the total number of Restricted Shares by (ii) a fraction, the numerator of which is the number of days that the Participant served on the Board from the Grant Date through the date of such termination, and the denominator of which is 365]3 [(i) the number of Restricted Shares that would have vested on the next scheduled vesting date had the Participant’s service on the Board continued through such date by (ii) a fraction, the numerator of which is the number of days that the Participant served on the Board from the Grant Date (or, if such termination occurs after the first anniversary of the Grant Date, the most recent anniversary of the Grant Date) through the date of such termination, and the denominator of which is 365]4. Any Restricted Shares that do not vest upon such termination in accordance with the preceding sentence shall be forfeited without any payment to the Participant.

(b) Upon a Change in Control, the Restricted Shares shall fully vest and become non-forfeitable as of the date of such Change in Control.

6. Non-Transferability Until Vesting. Unless and until the Restricted Shares become vested in accordance with this Agreement, the Restricted Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant. Upon the vesting of any of the Restricted Shares, the forfeiture restrictions with respect to such Shares shall lapse, and, subject to the provisions of this Agreement and any applicable lock-up agreement, such Shares shall be fully assignable, saleable and transferable by the Participant.

[1]	For initial grants.
[2]	For annual grants.
[3]	For initial grants.
[4]	For annual grants.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

8. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

EPAM Systems, Inc.

41 University Drive

Newtown, Pennsylvania 18940

Attention: General Counsel

Facsimile: 212-759-8989

if to the Participant, to the address that the Participant most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

(b) Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the Restricted Shares), and hereby accepts the Restricted Shares and agrees to be bound by their contractual terms as set forth herein and in the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board regarding any questions relating to the Restricted Shares. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. This Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e) Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.

(f) Dispute Resolution. If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation. If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:

Participant

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